UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021

Generac Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GNRC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of ecobee Inc.

On November 1, 2021, Generac Holdings Inc. (“Generac Holdings”) announced that Generac Power Systems, Inc., a wholly owned subsidiary of Generac Holdings (“Generac”), had entered into a definitive agreement to acquire ecobee Inc. (“ecobee”), a leading provider of home energy management solutions.

Transaction Overview. On November 1, 2021, Generac entered into an Arrangement Agreement (the “Purchase Agreement”) with 13462234 Canada Inc., a wholly owned subsidiary of Generac (“Generac NewCo,” and together with Generac, the “Generac Parties”), ecobee, and Shareholder Representative Services LLC, solely in its capacity as representative of ecobee’s securityholders (the “ecobee Securityholders”). The Purchase Agreement provides that Generac NewCo will acquire all of the outstanding ownership interests of ecobee from the ecobee Securityholders pursuant to a plan of arrangement under the Canada Business Corporations Act (Canada) (the “Acquisition”). As consideration, Generac NewCo will pay or cause to be paid to the ecobee Securityholders consideration valued at up to $770 million, comprising the following (subject to customary adjustments): (i) $200 million in cash at the closing of the Acquisition (the “Closing”), (ii) approximately 1,002,378 shares of Generac Holdings’ common stock, par value $0.01 (“Generac Stock”), at the Closing, with an aggregate value of $450 million, based upon the volume-weighted average price of Generac Stock over the 20 trading days ended October 29, 2021; and (iii) contingent on the achievement of certain performance targets by ecobee as of June 30, 2022 and June 30, 2023, earnout payments in the form of Generac Stock, with an aggregate value of up to $120 million, with the number of shares to be determined based on the volume-weighted average price of Generac Stock over a period of 20 trading days ending on the applicable earnout measurement dates under the Purchase Agreement. The earnout consideration will be fixed and accelerated upon certain corporate transactions, including a change of control of Generac Holdings.

Covenants, Representations, and Warranties and Indemnities. Pursuant to the Purchase Agreement, each of the Generac Parties and ecobee have made customary representations, warranties, and covenants They also have agreed to use their commercially reasonable efforts to obtain all required governmental and regulatory consents and approvals, including applicable antitrust approvals, subject to certain limitations. In addition, subject to certain negotiated limitations and survival periods, the ecobee Securityholders have committed to severally, but not jointly, indemnify the Generac Parties for breaches of those representations, warranties, and covenants and for certain other matters, subject to certain limitations. A portion of the aggregate consideration will be held in escrow to secure the indemnification obligations of ecobee Securityholders and post-Closing purchase price adjustments. The Purchase Agreement provides that a third-party representations and warranties insurance policy will be the primary source of recovery for certain claims.

Conditions to the Closing. The Closing is subject to certain conditions, including, among others, (a) the absence of laws, orders, decrees, judgments, and injunctions by any governmental entity of competent jurisdiction preventing the completion of the Acquisition or that make the completion of the Acquisition illegal, (b) the receipt of specified governmental and regulatory consents and approvals, including approval of the Acquisition by the Ontario Superior Court of Justice and the expiration of the mandatory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (c) subject to certain exceptions, the accuracy of representations and warranties with respect to ecobee and the Generac Parties, (d) compliance in all material respects by ecobee and the Generac Parties with their respective covenants contained in the Purchase Agreement, and (e) the absence of a material adverse effect with respect to ecobee and its subsidiaries or Generac Holdings and its subsidiaries.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

The Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Generac Holdings, ecobee, or the ecobee Securityholders. In particular, the representations, warranties, covenants and agreements contained in the Purchase Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Purchase Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Generac Holdings’ public disclosures.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K with respect to the portion of the purchase price payable in shares of Generac Stock pursuant to the Purchase Agreement is incorporated herein by reference. The shares of Generac Stock to be issued as consideration for the Acquisition will be issued to ecobee Securityholders in reliance on the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01 Regulation FD Disclosure.

On November 1, 2021, Generac Holdings issued a press release related to its entry into the Purchase Agreement, a copy of which is furnished as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act. Such information shall not be incorporated by reference in any filing with the SEC made by Generac Holdings, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Arrangement Agreement by and among 13462234 Canada Inc., Generac Power Systems, Inc., ecobee Inc., and Shareholder Representative Services LLC, dated as of November 1, 2021*

99.1	Press Release of Generac Holdings Inc., dated November 1, 2021

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*Certain exhibits and schedules have been omitted in accordance with Regulation S-K Item 601(a)(5). Generac Holdings agrees to furnish to the SEC a copy of any omitted exhibits or schedules upon request of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 1, 2021		GENERAC HOLDINGS INC.

	By:	/s/ Raj Kanuru
Raj Kanuru
EVP, General Counsel & Secretary

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